Exhibit 99.2

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Jaguar Acquisition Corporation
8 Tower Bridge, Suite 1050
161 Washington Street
Conshohocken, Pennsylvania 19428

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF JAGUAR ACQUISITION CORPORATION

The undersigned appoints Jonathan Kalman and James Cassano, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Jaguar held of record by the undersigned on                     , 2008 at the Special Meeting of Stockholders to be held on                             , 2008, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED ‘‘FOR’’ THE PROPOSAL. JAGUAR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

Jaguar Acquisition Corporation

Voting by telephone or Internet is quick, easy and immediate. As a Jaguar Acquisition Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern standard time, on                                 , 2008.

To Vote Your Proxy By Internet

It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1.    Read the accompanying proxy statement/prospectus and Proxy Card.

2.    Go to the Website http://www.proxyvote.com

3.    Enter your 12-digit Control Number located on your Proxy Card above your name.

4.    Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www.                                !

To Vote Your Proxy By Phone

It’s fast, convenient and immediate. Follow these four easy steps:

1.    Read the accompanying proxy statement/prospectus and Proxy Card.

2.    Call the toll-free number ()

3.    Enter your 12-digit Control Number located on your Proxy Card above your name.

4.    Follow the recorded instructions.

YOUR VOTE IS IMPORTANT! Call                                 !

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED ‘‘FOR’’ THE PROPOSAL. JAGUAR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ EACH OF THE PROPOSALS.

1.	To approve the Redomestication Merger of Jaguar with and into its wholly-owned British Virgin Islands subsidiary, China Cablecom Holdings, for the purpose of redomesticating Jaguar to the British Virgin Islands.	FOR	AGAINST	ABSTAIN
2.	To approve the Business Combination of the merger between China Cablecom Holdings, Ltd. and Jaguar and China Cablecom Ltd., and the transactions contemplated thereby.	FOR	AGAINST	ABSTAIN
Only if you voted ‘‘AGAINST’’ Proposal Number 2 and you hold shares of Jaguar common stock issued in its initial public offering, you may exercise your redemption rights and demand that Jaguar redeem your shares of common stock into a pro rata portion of the IPO trust account by marking the ‘‘Exercise Redemption Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your shares of Jaguar common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the business combination is completed and you continue to hold these shares through the closing of the business combination and tender your stock certificate to the combined company.
EXERCISE REDEMPTION RIGHTS
3.	To adopt the 2007 Omnibus Securities and Incentive Plan	FOR	AGAINST	ABSTAIN
4.	To approve the grant of Performance Shares after the Business Combination	FOR	AGAINST	ABSTAIN
5.	To permit Jaguar’s Board of Directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposal Number 1 or Proposal Number 2.	FOR	AGAINST	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.